FIRST AMENDMENT TO LOAN DOCUMENTS
                                       and
                                WAIVER AGREEMENT

     THIS  FIRST  AMENDMENT  TO  LOAN  DOCUMENTS  and  WAIVER   AGREEMENT  (this
"AMENDMENT") is made as of March 27, 2002, among INTELLIGROUP, INC., a corporation organized under the laws of the State of New Jersey and EMPOWER, INC., a corporation organized under the laws of the State of Michigan (each a "BORROWER" and collectively "BORROWERS"), the financial institutions which are now or which hereafter become a party hereto (collectively, the "LENDERS" and individually a "Lender") and PNC BANK, NATIONAL ASSOCIATION ("PNC"), as agent for Lenders (PNC, in such capacity, the "AGENT").

                                   BACKGROUND

     A. Borrowers have executed and delivered to Lenders and Agent one or more promissory notes, letter agreements, loan agreements, security agreements, mortgages, pledge agreements, collateral assignments, and other agreements, instruments, certificates and documents, some or all of which are more fully described on attached Exhibit A, which is made a part of this Amendment (collectively, as amended from time to time, the "LOAN DOCUMENTS"), and which Loan Documents evidence or secure some or all of Borrowers' obligations to Lenders for one or more loans or other extensions of credit (the "OBLIGATIONS").

     B. Borrowers, Agent and Lenders desire to amend the Loan Documents as provided for in this Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and intending to be legally bound hereby, the parties hereto agree as follows:

     1. Certain of the Loan Documents are amended as set forth in Exhibit A. Any and all references to any Loan Document in any other Loan Document shall be deemed to refer to such Loan Document as amended by this Amendment. This Amendment is deemed incorporated into each of the Loan Documents. Any initially capitalized terms used in this Amendment without definition shall have the meanings assigned to those terms in the Loan Documents. To the extent that any term or provision of this Amendment is or may be inconsistent with any term or provision in any Loan Document, the terms and provisions of this Amendment shall control.

     2. Borrowers hereby certify that: (a) all of their representations and warranties in the Loan Documents, as amended by this Amendment, are, except as may otherwise be stated in this Amendment: (i) true and correct as of the date of this Amendment, (ii) ratified and confirmed without condition as if made anew, and (iii) incorporated into this Amendment by reference, (b) no Event of Default or event which, with the passage of time or the giving of notice or both, would constitute an Event of Default, exists under any Loan Document which will not be cured by the execution and effectiveness of this Amendment, (c) no consent, approval, order or authorization of, or registration or filing with, any third party is required in connection with the execution, delivery and carrying out of this Amendment or, if required, has been obtained, and

(d) this Amendment has been duly authorized, executed and delivered so that it constitutes the legal, valid and binding obligation of Borrowers, enforceable in accordance with its terms. Borrowers confirm that the Obligations remain outstanding without defense, set off, counterclaim, discount or charge of any kind as of the date of this Amendment.

     3. Borrowers hereby confirm that any collateral for the Obligations, including liens, security interests, mortgages, and pledges granted by Borrowers or third parties (if applicable), shall continue unimpaired and in full force and effect, and shall cover and secure all of Borrowers existing and future Obligations, as modified by this Amendment.

     4. As a condition precedent to the effectiveness of this Amendment, Borrowers shall comply with the terms and conditions (if any) specified in Exhibit A, if any.

     5. This Amendment may be signed in any number of counterpart copies and by the parties to this Amendment on separate counterparts, but all such copies shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart. Any party so executing this Amendment by facsimile transmission shall promptly deliver a manually executed counterpart, provided that any failure to do so shall not affect the validity of the counterpart executed by facsimile transmission.

     6. This Amendment will be binding upon and inure to the benefit of Borrowers, Agent and Lenders and their respective successors and assigns.

     7. This Amendment has been delivered to and accepted by Agent and will be deemed to be made in the State of New Jersey. This Amendment will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the State of New Jersey, excluding its conflict of laws rules.

     8. Except as amended hereby, the terms and provisions of the Loan Documents remain unchanged, are and shall remain in full force and effect unless and until modified or amended in writing in accordance with their terms, and are hereby ratified and confirmed. Except as expressly provided herein, this Amendment shall not constitute an amendment, waiver, consent or release with respect to any provision of any Loan Document, a waiver of any default or Event of Default under any Loan Document, or a waiver or release of any of Agent's or Lenders' rights and remedies (all of which are hereby reserved). BORROWERS EXPRESSLY RATIFY AND CONFIRM THE WAIVER OF JURY TRIAL PROVISIONS CONTAINED IN THE LOAN DOCUMENTS.


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

     WITNESS the due execution of this Amendment as a document under seal as of the date first written above.


                                            INTELLIGROUP, INC.

                                            By: /s/ Nicholas Visco
                                               ---------------------------------
                                            Name:  Nicholas Visco
                                            Title: Chief Financial Officer

                                            499 Thornall Street
                                            Edison, New Jersey 08837

                                            EMPOWER, INC.

                                            By: /s/ Nicholas Visco
                                               ---------------------------------
                                            Name:  Nicholas Visco
                                            Title: Secretary

                                            c/o Intelligroup, Inc.
                                            499 Thornall Street
                                            Edison, New Jersey 08837

                                            PNC BANK, NATIONAL ASSOCIATION, as
                                            Lender and as Agent

                                            By: /s/ Susanne Raschner
                                               ---------------------------------
                                            Name:  Susanne Raschner
                                            Title: Vice President

                                            PNC Business Credit
                                            70 East 55th Street, 14th Floor
                                            New York, New York 10022

                                            Commitment Percentage:  100%


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

                                  EXHIBIT A TO
                        FIRST AMENDMENT TO LOAN DOCUMENTS
                                       and
                                WAIVER AGREEMENT
                           dated as of March 27, 2002


A. The "Loan Documents" that are the subject of this Amendment include the following (as any of the foregoing have previously been amended, modified or otherwise supplemented):

     1. The Amended and Restated Revolving Credit Loan and Security Agreement dated May 31, 2000 (the "Loan Agreement"); and

     2.   All  other  documents,   instruments,   agreements,  and  certificates
          executed and delivered in connection with the Loan Documents listed in this Section A.

B.   The Loan Documents are amended as follows:

     1. The definitions of "Total Stockholders Equity" and "Unconsolidated Stockholders Equity" sect forth in Article I of the Loan Agreement, "Definitions", are hereby amended and restated as follows:

              "Total  Stockholders  Equity"  shall mean,  at a  particular
               ---------------------------
              date, (a) the aggregate amount of all assets of Borrowers on a consolidated basis as may be properly classified as such in accordance with GAAP consistently applied exclusive of Borrowers' investment in SeraNova, less (b) the aggregate amount of all liabilities of the Borrowers on a consolidated basis. Notwithstanding anything contained herein to the contrary, the computation of Total Stockholders Equity shall exclude any changes thereto (positive or negative) other than from the result of operations; specifically excluded from this computation are any non-operational factors, events or circumstances, such as, but not limited to, the issuance of stock, options, warrants or similar instruments, the repurchases or redemption of stock or unrealized currency transactions, the sale (on terms acceptable to Lenders and with the prior written consent of Lenders) of all or substantially all of the stock or assets of any foreign Subsidiary of Borrowers and any write-down or write off (up to but not exceeding the sum of $10,833,000) of the note due from SeraNova, provided also, however, sales of other assets not in the ordinary course of business shall be included in said computation.

              "Unconsolidated   Stockholders  Equity"  shall  mean,  at  a
               -------------------------------------

              particular date, (a) the aggregate amount of all assets of Borrowers and their respective subsidiaries which are organized under the laws of one of the states of the United States (exclusive of Borrower's investment in Sera Nova) on a consolidated basis as may be properly classified as such in accordance with GAAP consistently applied, less (b) the aggregate amount of all liabilities of the Borrowers and such subsidiaries on a consolidated basis. Notwithstanding anything contained hereto to the contrary, the definition of Unconsolidated Stockholders Equity shall exclude any changes thereto
              (positive or negative) other than from the results of operations; specifically excluded from this computation are any non-operational factors, events or circumstances, such as, but not limited to, the issuance of stock, options, warrants or similar instruments, the repurchase or redemption of stock or unrealized currency transactions, the sale (on terms acceptable to Lenders and with the prior written consent of Lenders) of all or substantially all of the stock or assets of any foreign Subsidiary of Borrowers and any write-down or write off (up to but not exceeding the sum of $10,833,000) of the note due from SeraNova, provided also, however, sales of assets not in the ordinary course of business shall be included in said computation.

     2. Sections 7.5, 7.18 and 7.19 of Article VII of the Loan Agreement, "Negative Covenants", are hereby amended and restated as follows:

                  7.5 Loans.  Make advances, loans or extensions of credit
                      -----
              to any Person, including without limitation, any Parent, Subsidiary or Affiliate except as hereinafter provided and loans made in the ordinary course of business: (a) to employees not to exceed the aggregate amount of Four Hundred Thousand Dollars ($400,000.00) at any time outstanding; (b) to SeraNova at any time, except that the existing note from SeraNova, with an approximate outstanding principal balance of $10,833,000.00, may be written down or written off; and
              (c) after the Closing Date to foreign subsidiaries or divisions, not to exceed the aggregate amount of One Million Seven Hundred Thousand Dollars ($1,700,000.00) outstanding at any time. Notwithstanding anything contained herein to the contrary, Borrowers may make advances, loans or extensions of credit to their Subsidiaries which are organized under the laws of a United States jurisdiction without restriction as to dollar amount, provided Agent shall have received an executed Guarantee, Guarantor Security Agreements and such other documents as Agent may require all in form and substance satisfactory to Agent from each such Subsidiary, prior to the making of any such loan or extension of credit.

                                       ...

                  7.18. Total Stockholders Equity. Cause, suffer or permit
                        -------------------------
              Total Stockholders Equity to be or become: (a) commencing with the quarter ending March 31, 2002, as at the end of the first three

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

              fiscal quarters in each fiscal year, not less than ninety-five percent (95%) of actual Total Stockholders Equity for the immediately preceding fiscal year-end; and
              (b) as at the end of the fourth fiscal quarter in any fiscal year (i) for the quarter ending December 31, 2002, not less than one hundred two percent (102%) of actual Total Stockholders Equity as of the December 31, 2001 fiscal year-end; and (ii) as at the end of the fourth fiscal quarter of each fiscal year thereafter, not less than one hundred five percent (105%) of actual Total Stockholders Equity as of the prior fiscal year end; provided also, however, the covenants set forth in Sections 7.18(a) and (b) shall be tested only for any fiscal quarters, in which Undrawn Availability is less than Five Million Dollars ($5,000,000.00).

                  7.19.  Unconsolidated Stockholders Equity. Cause, suffer
                         ----------------------------------
              or permit Unconsolidated Stockholders Equity to be or become: (a) commencing with the quarter ending March 31, 2002, as at the end of the first three fiscal quarters in each fiscal year, not less than ninety-five percent (95%) of actual Unconsolidated Stockholders Equity for the immediately preceding fiscal year-end; and (b) as at the end of the fourth fiscal quarter in any fiscal year (i) for the quarter ending December 31, 2002, not less than one hundred two percent (102%) of actual Unconsolidated Stockholders Equity as of the December 31, 2001 fiscal year-end; and (ii) as at the end of the fourth fiscal quarter of each fiscal year thereafter, not less than one hundred five percent (105%) of actual Unconsolidated Stockholders Equity as of the prior fiscal year end; provided also, however, the covenants set forth in Sections 7.19(a) and (b) shall be tested only for any fiscal quarters, in which Undrawn
              Availability    is   less   than   Five   Million    Dollars
              ($5,000,000.00).

     3. Article VII, "Negative Covenants" is hereby amended to include the following Section 7.20, "Minimum EBITDA" as new material:

                   7.20 Minimum EBITDA.  Cause  suffer or  permit  EBITDA,
                        --------------
              calculated on a quarter-by-quarter basis for each of the four fiscal quarters and, at year-end only, on a year-to-date basis, to be or become less than (a) Nine Hundred Thousand Dollars ($900,000.00) as of March 31, 2002,
              (b) One Million Two Hundred Thousand Dollars ($1,200,000) as of June 30, 2002, (c) One Million Five Hundred Fifty Thousand Dollars ($1,550,000) as of September 30, 2002, (d) One Million Four Hundred Thousand Dollars ($1,400,000) as of December 31, 2002, (e) Five Million Fifty Thousand Dollars ($5,050,000) for the fiscal year ending December 31, 2002, and (f) thereafter, as of the end of each fiscal year not less than ninety-five percent (95%) of actual EBITDA as of the prior fiscal year end and during such fiscal year, as of the end of the first, second, third and fourth fiscal quarters, to be or become less than twenty percent (20%), twenty-five percent

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

              (25%), thirty percent (30%), and twenty-five percent (25%), respectively, of the required total EBITDA for such fiscal year.

C.   WAIVER AGREEMENT:

     1. Borrowers hereby acknowledge that Borrowers failed to comply with certain financial covenants set forth in the Loan Agreement as follows:

         (a) Section 7.18 of the Loan Agreement requires that Borrowers maintain Total Stockholders Equity as of December 31, 2001 of not less than one hundred five percent (105%) of actual Total Stockholders Equity as of December 31, 2000; however the actual amount did not meet this minimum; and

         (b) Section 7.19 of the Loan Agreement requires that Borrowers maintain Unconsolidated Stockholders Equity as of December 31, 2001 of not less than one hundred five percent (105%) of actual Unconsolidated Stockholders Equity as of December 31, 2000; however the actual amount did not meet this minimum.

which failures to comply constitute Events of Default under the terms and conditions of the Loan Agreement.

     2.  Borrowers have requested that Lenders waive:

         (a) the requirement that Borrowers comply with the noted covenants as of the December 31, 2001 fiscal year end; and

         (b) the rights and remedies available as a result of the existence of the Events of Default enumerated in subsection 1 above.

     3.  Lenders hereby waive:

         (a) the requirement that Borrowers comply with the noted covenants for the December 31, 2001 fiscal year end; and

         (b) the right to exercise the rights and remedies which are available to Agent pursuant to the Loan Agreement, at law and in equity as a result of the existence of the Events of Default enumerated in subsection 1 above.

         These waivers are specific to the Events of Default and fiscal period enumerated in subsection 1 above. This waiver is not intended and shall not be deemed to extend to any other Events of Default whether known or unknown which may presently exist under the Loan Agreement or which may occur hereafter.

D. In consideration of the facilities being granted by Lenders to Borrowers under the terms and conditions of this Amendment and for other good and valuable consideration, the receipt and

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

sufficiency of which are hereby acknowledged, the effectiveness of this Amendment is conditioned upon satisfaction by the Borrowers of the following:

         1. Borrowers' payment of a Twenty-Five Thousand Dollar ($25,000.00) amendment and waiver fee which, as of the date of this Amendment, is due and payable in full, and is non-refundable.

         2. Agent's receipt of a fully executed counterpart of this Amendment and all other documents and instruments required by Agent, in form and substance satisfactory to Agent.

         3. Borrowers' payment to Agent's counsel, immediately upon presentation of an invoice, of all fees and expenses of such counsel incurred in conjunction with the preparation and execution of this Amendment.




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